THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

July 28, 2008

Neiman Funds

6325 La Valle Plateada

Rancho Santa Fe, California 92067

Re: Neiman Funds, File Nos. 333-102844 and 811-21290

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective  Amendment No. 7 to the Neiman Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to all references to us in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933, Post-Effective Amendment No. 11 under the Investment Company Act of 1940.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP